Exhibit 16.1

Deloitte LLP
2800 - 1055 Dunsmuir Street
4 Bentall Centre
P.O. Box 49279
Vancouver BC V7X 1P4
Canada

Tel: 604-669-4466
Fax: 604-685-0395 www.deloitte.ca

February 4, 2013

Securities and Exchange Commission

100 F Street, NE

Washington DC 20549-7561

USA

Dear Sirs:

Subject:	Celator Pharmaceuticals, Inc.
SEC File No. 000-54852

On January 30, 2013, our appointment as auditor for Celator Pharmaceuticals, Inc. ceased. We have read Celator Pharmaceuticals, Inc.’s statements included under Item 4.01 of its Form 8-K dated February 4, 2013 and based on our knowledge of such information at this time, agree with such statements, insofar as they apply to us.

Very truly yours,

Independent Registered Chartered Accountants

Membre de / Member of Deloitte Touche Tohmatsu Limited